Exhibit 32.1

250 West 57th St. Associates L.L.C.

Certification Pursuant to 18 U.S.C., Section 1350 as adopted

Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

The undersigned, Mark Labell, is signing this Chief Executive Officer certification as Senior Vice President, Finance of Malkin Holdings LLC, the supervisor* of 250 West 57th St. Associates L.L.C. (“Registrant”) to certify that:

1.	the Quarterly Report on Form 10-Q of Registrant for the quarterly period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: May 18, 2012

By /s/ Mark Labell
Mark Labell
Senior Vice President, Finance
Malkin Holdings LLC, Supervisor of
250 West 57th St. Associates L.L.C.*

*	Registrant’s organizational documents do not provide for a Chief Executive Officer or other officer with equivalent rights and duties. As described in the Report, Registrant is a limited liability company that is supervised by Malkin Holdings LLC. Accordingly, this Chief Executive Officer certification is being signed by a senior executive of Registrant’s supervisor.